Exhibit 1.3

EXECUTION VERSION

Bancolombia S.A.

US$620 Million

6.125% Subordinated Notes due 2020

Underwriting Agreement

July 19, 2010

Underwriting Agreement

July 19, 2010
Banc of America Securities LLC
One Bryant Park
New York, NY 10036

J.P. Morgan Securities Inc.,
383 Madison Avenue
New York, NY 10179

Ladies and Gentlemen:

Bancolombia S.A., a Colombian banking institution, incorporated under the laws of the Republic of Colombia as a sociedad anónima (the “Company”), proposes to issue and sell to Banc of America Securities LLC (“BofA”) and J.P. Morgan Securities Inc. (“JPMSI” and, together with BofA, the “Underwriters”) US$620 million in aggregate principal amount of its 6.125% Subordinated Notes due 2020 (the “Notes”).  The Notes will be issued pursuant to an indenture (the “Indenture”), to be dated the Closing Date (as defined in Section 2 herein), by and between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-168077) under the Act (the “registration statement”), including a prospectus, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  Such registration statement has become automatically effective upon filing under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A, Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Notes pursuant to Rule 462(b) under the Act.

For the purposes of this Agreement, the “Applicable Time” is 5:00 p.m. (Eastern time) on the date of this Agreement.

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Notes, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Notes.  Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any base prospectus furnished to you by the Company and attached to or used with such preliminary prospectus supplement.  Except where the context otherwise requires, “Base Prospectus,” as used herein, means any such base prospectus and any base prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Notes, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof and that is also a day on which the Commission is open for business (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Notes.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Notes contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act).  The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Notes by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means the Base Prospectus, as amended or supplemented, including any Pre-Pricing Prospectus immediately prior to the Applicable Time, and the Permitted Free Writing Prospectuses indicated on Schedule B.

Any reference herein to the Registration Statement, any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Base Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this underwriting agreement (this “Agreement”), “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading.  The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.  The term “or,” as used herein, is not exclusive.

The Company and the Underwriters agree as follows:

1.        Sale and Purchase.  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the aggregate principal amount of the Notes set forth opposite its name on Schedule A annexed hereto.  The purchase price for the Notes shall be 97.918% of their principal amount (the “Purchase Price”).  The Company will not be obligated to deliver any of the Notes except upon payment for all of the Notes to be purchased as provided herein.  The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Notes as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Notes upon the terms set forth in the Prospectus.  Each Underwriter may from time to time increase or decrease the public offering price after the initial public offering to such extent as such Underwriter may determine without notice.

2.        Payment and Delivery.  Payment of the Purchase Price for the Notes shall be made to the Company by Federal Funds (same day) wire transfer against delivery of the Notes (which shall be evidenced by one or more global certificates in book-entry form having an aggregate principal amount corresponding to the aggregate principal amount of the Notes) to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on July 26, 2010 (unless another time shall be agreed to by you and the Company; provided that such date is a business day and a day on which commercial banks in Colombia are not legally obliged or authorized to close) (such date and time, the “Closing Date”).  The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.”  Electronic book-entry transfer of the Notes shall be made to you at the time of purchase in such names and denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Notes shall be made at the offices of Cleary Gottlieb Steen & Hamilton LLP at One Liberty Plaza, New York, NY 10006, at 9:00 A.M., New York City time, on the Closing Date.

3.        Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)        the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Notes pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Notes; no stop order of the Commission preventing or suspending the use of any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

(b)        the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase and as of the Closing Date, will comply, in all material respects, with the requirements of the Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”); the conditions to the use of Form F-3 in connection with the offering and sale of the Notes as contemplated hereby have been satisfied; the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Act); the Company has not received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the automatic shelf registration statement form; as of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering contemplated hereby, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act; the Registration Statement meets, and the offering and sale of the Notes as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5) under the Act); the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus and each Permitted Free Writing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof and as of the Closing Date, in all material respects with the requirements of the Act; as of the Applicable Time, the Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase and as of the Closing Date, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); as of the date of the Prospectus Supplement, the date the Prospectus Supplement is filed with the Commission and at the time of purchase any Prospectus Supplement or the Prospectus, as then amended or supplemented did not and will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus listed on Schedule B hereto and the “road show” does not or will not, conflict with the information disclosed or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, and each such Permitted Free Writing Prospectus and the “road show” as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; each Incorporated Document, at the time such document was filed or will be filed with the Commission or at the time such document became effective or will become effective, as applicable, complied or will comply, in all material respects, with the requirements of the Exchange Act and did not include or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to (x) that part of the Registration Statement that constitutes the Statement of Eligibility of the Trustee under the Trust Indenture Act and (y) any statement contained in the Registration Statement, the Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information (as defined in Section 8(b) herein) and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the Disclosure Package, the Prospectus or such Permitted Free Writing Prospectus;

(c)           prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Notes by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Notes, in each case other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Notes contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Notes, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Notes contemplated by the Registration Statement;

(d)           in accordance with Article 7(d) of Decree 1720 of 2001, as amended, the Notes qualify as subordinated debt under the laws of the Republic of Colombia;

(e)           as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Registration Statement, and the Disclosure Package entitled “Capitalization”, and, as of the time of purchase, the Company shall have an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled “Capitalization”; all of the issued and outstanding equity interests of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(f)            the Company has been duly organized and is validly existing as a sociedad anónima under the laws of the Republic of Colombia, duly authorized by the Superintendencia Financiera, with full corporate power and authority to own, lease and operate its properties, conduct its business as described in the Disclosure Package and the Prospectus, execute and deliver this Agreement and issue, sell and deliver the Notes as contemplated herein;

(g)           the Company is duly qualified to do business as a foreign corporation in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, either (i) reasonably be expected to have a material adverse effect on the business, properties, consolidated financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”)”;

(h)           the Company owns, directly or indirectly, the majority of the capital stock of its significant subsidiaries, as such term is defined in Rule 1-02 of Regulation S-X under the Act (each a “Significant Subsidiary”); complete and correct copies of the charters and the bylaws of the Company and all amendments thereto have been delivered to you, and no material changes therein will be made on or after the date hereof through and including the time of purchase; each Significant Subsidiary has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; each Significant Subsidiary is duly qualified to do business as a foreign corporation in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive rights, resale right, right of first refusal or similar rights and the corresponding shares are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interest in the Significant Subsidiaries are outstanding;

(i)           the Indenture has been duly and validly authorized by the Company and, will, upon effectiveness of the Registration Statement, have been duly qualified under the Trust Indenture Act and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legally binding and valid obligation of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceeding therefore may be brought (the “Bankruptcy Exceptions”).  The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Disclosure Package and the Prospectus.

(j)           the Notes have been duly and validly authorized for issuance and sale to the Underwriters by the Company, and when issued, authenticated and delivered by the Company against payment therefor by the Underwriters in accordance with the terms of this Agreement and the Indenture, the Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.  The Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Disclosure Package and the Prospectus.

(k)          this Agreement has been duly authorized, executed and delivered by the Company;

(l)           neither the Company nor any of its Significant Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its charter or bylaws, or (ii) any indenture, lien (caución), mortgage, pledge, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (iii) any Colombian, United States, or other federal, state or local law applicable to the Company or its Significant Subsidiaries, or (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority or (v) any decree, judgment or order applicable to it or any of its properties except where such breach or violation of, or default under, would not, in the case of clauses (ii) through (v), individually or in the aggregate, have a Material Adverse Effect;

(m)           the execution, delivery and performance of this Agreement and the Indenture, the issuance and sale of the Notes and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Significant Subsidiary pursuant to) (i) the charter or bylaws of the Company or any of the Significant Subsidiaries, or (ii) any indenture, lien (caución), mortgage, pledge, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (iii) any United States, Colombian, or other federal, state or local law applicable to the Company or its Significant Subsidiaries, or (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority, or (v) any decree, judgment or order applicable to the Company or any of the Significant Subsidiaries or any of their respective properties, except where such conflict with, breach or violation of, or default under would not, in the case of clauses (ii) through (v), individually or in the aggregate, have a Material Adverse Effect;

(n)           no approval, authorization, consent or order of or filing with any Colombian, United States or other federal, state, local or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority, is required in connection with the execution, delivery and performance by the Company or any Significant Subsidiary of this Agreement, the Indenture and the Notes or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Notes under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Notes are being offered by the Underwriters, or (iii) registration of the indebtedness with the Central Bank;

(o)           each of the Company and the Significant Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under United States, Colombian or any other applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from the appropriate United States, Colombian or other foreign regulatory authority, in order to conduct their respective businesses; neither the Company nor any of the Significant Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to the revocation or modification of, any such license, authorization, consent or approval or any United States, Colombian, or other federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Significant Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(p)           other than as set forth in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s best knowledge, threatened or contemplated to which the Company or any of the Significant Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any United States, Colombian, or other federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority, except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Significant Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect;

(q)           PricewaterhouseCoopers Ltda., whose report on the consolidated financial statements of the Company for the fiscal years ended December 31, 2008 and December 31, 2009 is included in the Disclosure Package and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(r)           Deloitte & Touche Ltda., whose report on the consolidated financial statements of the Company for the fiscal year ended December 31, 2007 is included in the Disclosure Package and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(s)           the financial statements included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Disclosure Package, if any, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and have been prepared in compliance with the requirements of the Act and the Exchange Act and in conformity with Colombian generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Disclosure Package, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, any Pre-Pricing Prospectus or the Prospectus that are not included or incorporated by reference as required; the Company and the Significant Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(t)           subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and its subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any subsidiary, which is material to the Company and the subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company (other than indebtedness incurred or repaid in the ordinary course of business) or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Significant Subsidiary, in each case as otherwise as set forth or contemplated in the Disclosure Package and the Prospectus;

(u)           the Company is not, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes will be, and, after giving effect to the offering and sale of the Notes, will be, required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(v)           the Company believes it was not a “passive foreign investment company” as such term is defined in the United States Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) for its taxable year ended December 31, 2009 and, based on the Company’s current and projected income, assets and activities it does not expect to be classified as a “passive foreign investment company” for any subsequent taxable years;

(w)           the Company and each of its Significant Subsidiaries have good and marketable title to all property (real and personal) described in the Disclosure Package and the Prospectus as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances; all the property described in the Disclosure Package and the Prospectus, as being held under lease by the Company or a Significant Subsidiary is held thereby under valid, subsisting and enforceable leases except where the lack of such good and marketable title would not, individually or in the aggregate, have a Material Adverse Effect;

(x)           each of the Company and its Significant Subsidiaries owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Disclosure Package and the Prospectus, as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), except where the failure to own or possess the Intellectual Property would not, individually or in the aggregate have a Material Adverse Effect, and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its Significant Subsidiaries with respect to the Intellectual Property.  Neither the Company nor any of its Significant Subsidiaries has infringed or is infringing the Intellectual Property of a third party, and neither the Company nor any of its Significant Subsidiaries has received notice of a claim by a third party to the contrary;

(y)           no labor disturbance by or dispute with employees of the Company exist or, to the best knowledge of the Company, is contemplated or threatened other than those involving employees in the ordinary course of business, except for any such disturbance or dispute that would not, individually or in the aggregate, have a Material Adverse Effect;

(z)           the Company and its Significant Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Significant Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged direct violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below), except to the extent that involvement in any of the activities mentioned in (i) through (v) above would not, individually or in the aggregate, have a Material Adverse Effect; (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(aa)         all Colombian or other foreign, United States federal, state and local tax returns required to be filed by the Company or any of the Significant Subsidiaries have been filed, except in any case where the failure to file would not reasonably be expected to have a Material Adverse Effect, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith in appropriate proceedings and for which adequate reserves have been made in accordance with Colombian generally accepted accounting principles or as could not reasonably be expected to have a Material Adverse Effect;

(bb)        no transaction tax, stamp duty or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Republic of Colombia or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance of the Notes in the manner contemplated hereby or (ii) the sale and delivery by the Underwriters of the Notes as contemplated herein;

(cc)         there are no transfer taxes or other similar fees or charges under the laws of the Republic of Colombia or the laws of the United States federal or state governments, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the performance by the Company of its obligations hereunder;

(dd)        the Company and each of the Significant Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice in the Republic of Colombia to protect the Company and the Significant Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase; neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires;

(ee)         neither the Company nor any subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements listed under Section 4 of the exhibits to the Company’s Form 20-F filed on June 11, 2010, referred to or described in the Disclosure Package or the Prospectus and no such termination or non-renewal has been threatened by the Company or any subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(ff)          the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(gg)        the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s President and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission promulgated thereunder, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(hh)        all statistical or market-related data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(ii)           neither the Company nor any of the Significant Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Significant Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”);

(jj)           the operations of the Company and the Significant Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of the United States or the Republic of Colombia, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Significant Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(kk)         Neither the Company, nor any of its Significant Subsidiaries nor any of their respective directors and officers, and to the knowledge of the Company, agents, employees or affiliates, is a person or entity (“Person”) with whom transactions or dealings would be prohibited for U.S. persons, European Union persons, or Colombian persons to engage in under, with respect to U.S. persons, any of the economic sanctions of the United States administered by the U.S. Department of the Treasury's Office of Foreign Assets Control (“OFAC”), with respect to European Union persons, any equivalent European Union measure, and with respect to Colombian persons, any equivalent Colombian measure (collectively, “Sanctions Targets”); the Company, together with its Significant Subsidiaries, derives less than 5% of its revenue from, and does not have investments representing more than 5% of its assets in, Burma, Cuba, Iran, North Korea and Sudan (the “Sanctioned Countries”) and any other Sanctions Target; neither the Company, nor any of its Affiliates, or sponsors or provides assistance or support to any Sanctions Target listed on the OFAC List of Specially Designated Nationals and Blocked Persons (the “SDN List”) identified by one or more of the following designations: FTO, NPWMD, SDGT or SDT; and the Company is not owned or controlled, within the meaning of the OFAC regulations promulgating such sanctions, the laws authorizing such promulgation and applicable interpretations thereof, or equivalent European Union or Colombian measures (collectively, the “Sanctions Regulations”) by any Sanctions Targets.  The Company will not, directly or indirectly, use the proceeds of the offering of the Notes contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other party in any manner that will result in a violation of Sanctions Regulations by any person (including any party  participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ll)           no Significant Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock or from repaying to the Company any loans or advances to such Subsidiary from the Company, except as described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus;

(mm)       except pursuant to this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Disclosure Package and the Prospectus;

(nn)        neither the Company nor any of its subsidiaries nor any of their respective directors or officers, or, to the knowledge of the Company, any of its affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes;

(oo)        this Agreement is in proper legal form for enforcement against the Company in the Republic of Colombia, provided that to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in the Republic of Colombia, the Agreement must be translated into Spanish by an official translator, and it is not necessary that either of them be filed or recorded or enrolled with any court or authority in the Republic of Colombia or that any stamp, registration or similar tax be paid in the Republic of Colombia, other than court costs, including filing fees and deposits to guarantee judgment required by the Republic of Colombia law and regulations;

(pp)         no relationship, direct or indirect, exists between or among the Company or any of its Significant Subsidiaries, on the one hand, and the directors, officers, stockholders customers or suppliers of the Company or any of its Significant Subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents;

(qq)        subject to the issuance of a writ of exequatur by the Supreme Court of the Republic of Colombia, any final judgment for a fixed or determined sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon any of the Indenture, the Notes and this Agreement would be declared enforceable against the Company by the Courts of the Republic of Colombia, without reconsideration or reexamination of the merits, provided, that (i) international treaties or the laws of the country of such foreign court grant reciprocity to the enforcement of judgments of Courts of the Republic of Colombia, (ii) the party against whom the judgment was rendered, or its agent, was personally served in such action within such foreign jurisdiction, (iii) the judgment arises out of a personal action against the defendant, and does not refer to property rights (in rem rights) existing on the assets located in the Republic of Colombia, (iv) the obligation in respect of which the judgment was rendered is lawful in the Republic of Colombia and does not contradict the public policy of the Republic of Colombia, (v) the judgment is properly authenticated by diplomatic or consular officers of the Republic of Colombia or pursuant to the 1961 Hague Convention on the legalization of documents, (vi) a copy of the final judgment is translated into Spanish by a licensed translator, (vii) the judgment is final under the laws under which it was issued, (viii) the controversy is not, under Colombian law, assigned to the exclusive jurisdiction of Colombian courts, (ix) no pending or finalized litigation exists in the Republic of Colombia between the same parties and originating in the same cause of action and (x) exequatur proceedings are carried out before the competent Colombian court;

(rr)           it is not necessary under the laws of the Republic of Colombia or any political subdivision thereof or authority or agency therein in order to enable a subsequent purchaser of Notes or an owner of any interest therein to enforce its rights under the Notes or to enable the Underwriters to enforce their rights under any of the Indenture, the Notes and this Agreement that it should, as a result solely of its holding of Notes, be licensed, qualified, or otherwise entitled to carry on business in the Republic of Colombia or any political subdivision thereof or authority or agency therein;

(ss)         The Company and its Significant Subsidiaries have no immunity from the jurisdiction of any court of (A) any jurisdiction in which they own or lease property or assets, (B) the United States or the State of New York or (C) Colombia or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to themselves or their property and assets, this Agreement, the Indenture or the Notes or actions to enforce judgments in respect thereof;

(tt)           The choice of law of the State of New York as the governing law of this Agreement, the Indenture and the Notes is a valid choice of law under the laws of Colombia and, subject to such qualifications and assumptions as are set forth in the opinion of Gómez-Pinzón Zuleta Abogados, Colombian counsel for the Company, will be recognized and given effect by the courts of Colombia. Pursuant to Section 12 hereof, the Company, to the fullest extent permitted by law, has validly and irrevocably submitted to the personal jurisdiction of any Federal or state court in the State of New York, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, has validly and irrevocably appointed CT Corporation System as its authorized agent for service of process and has validly and irrevocably waived all right to trial by jury in any claim or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement or the Offering;

(uu)         neither the Company nor any of its Significant Subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter or (ii) intends to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter; and

(vv)         The Company has informed the Superintendencia Financiera of the transactions contemplated hereby, in accordance with the requirements of the Superintendencia Financiera, at least ten business days in Colombia prior to the Closing Date.

In addition, any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Notes shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4.            Certain Covenants of the Company.  The Company hereby agrees:

(a)           to furnish such information as may be required and otherwise to cooperate in qualifying the Notes for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Notes; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Notes); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)           to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Notes, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(c)           if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Notes may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d)           if, at any time during the period when a prospectus is required by the Act to be delivered by the Underwriters (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission or the Registration Statement shall cease to be an “automatic shelf registration statement” (as defined in Rule 405 under the Act) or the Company shall have received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Notes, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to you, (iii) use its commercially reasonable efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(e)           to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(f)           to approve any amendments necessary to the Reglamento de Emisión y Colocación de Bonos Subordinados to conform such amendments to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus and to provide you and Underwriters’ counsel copies of any such amendments for review and comment a reasonable amount of time prior to any proposed filing with the Superintendencia Financiera and to file no such amendment or supplement to which you shall reasonably object in writing;

(g)           to report to the Colombian Central Bank the indebtedness corresponding to the Notes in accordance with the corresponding regulations applicable to the Company, to comply with all other Colombian foreign exchange regulations that apply to such indebtedness and to provide to you and your counsel a copy of such reports or registrations, as the case may be, not later than one business day following the filing of such report or registration;

(h)           subject to Section 4(f) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or Rule 173 under the Act or any similar rule) in connection with any sale of Notes; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time (in light of the circumstances) prior to any proposed filing, and to file no such report, statement or document to which you shall have reasonably objected in writing; and to promptly notify you of such filing;

(i)           to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(f) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(j)           to furnish to you two copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k)           to furnish to you as early as practicable prior to the time of purchase, but not later than one business day prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements of the Company and its subsidiaries which have been read by the Company’s independent registered public accountants, if any, as stated in their letter to be furnished pursuant to Section 6(c) hereof;

(l)           to apply the net proceeds from the sale of the Notes in the manner set forth under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus;

(m)          to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Base Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus required to be filed and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, authorization, authentication, issue, sale and delivery of the Notes including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Notes to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, the Indenture, the Notes, any agreement among the Underwriters, any dealer agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Notes for offering and sale under Colombian, United States, state or other foreign laws and the determination of their eligibility for investment under Colombian, United States, state or other foreign law (including the legal fees and filing fees and other reasonable disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Notes on any securities exchange or qualification of the Notes for quotation on the NYSE, (vi) the inclusion of the Notes in the book-entry system of The Depository Trust Company (“DTC”), (vii) the rating of the Notes by rating agencies, (viii) the fees and expenses of the Trustee and its counsel, (ix) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Notes to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, (x) all the reasonable fees and expenses of the Underwriters (including, without limitation, reasonable legal fees and expenses of the Underwriters including an U.S. counsel and a local counsel), (xi) all fees and expenses of legal counsel  to the Company and of the Company’s auditors, and (xii) the performance of the Company’s other obligations hereunder;

(n)           to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(o)           not to, and to cause the subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes;

(p)           to use its commercially reasonable efforts to cause the Notes to be listed on the NYSE and to maintain the listing of the Notes on the NYSE;

(q)           to comply with its obligations under the letter of representations to DTC relating to the approval of the Notes by DTC for “book-entry” transfer and to use its best efforts to obtain approval of the Notes by DTC for “book-entry” transfer; and

(r)           during the period from the date hereof through and including the date that is 45 days after the date hereof, without the prior written consent of the Underwriters, offer, sell, contract to sell or otherwise dispose of any debt securities outside the Republic of Colombia issued or guaranteed by the Company or any Significant Subsidiary and having a tenor of more than one year.

5.           Certain Covenants of the Underwriters. Each Underwriter severally covenants with the Company (i) to furnish to the Company a copy of each proposed issuer free writing prospectus to be prepared by or on behalf of, used by, or referred to by an Underwriter in connection with the offering of Notes and not to use or refer to any such proposed issuer free writing prospectus to which the Company reasonably objects and (ii) not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus that the Company otherwise would not have been required to file thereunder.  Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company.

6.           Conditions of Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)           The Company shall furnish to you at the time of purchase, an opinion and letter of Sullivan & Cromwell LLP, United States counsel for the Company, addressed to the Underwriters, and dated the Closing Date, with executed copies for each of the other Underwriters, and in form and substance satisfactory to the Underwriters, in the form set forth in Exhibit A hereto.

(b)           The Company shall furnish to you at the time of purchase, an opinion of Gómez-Pinzón Zuleta Abogados, Colombian counsel for the Company, addressed to the Underwriters, and dated the Closing Date, with executed copies for each of the other Underwriters, and in form and substance satisfactory to the Underwriters, in the form set forth in Exhibit B hereto.

(c)           The Company shall furnish to you at the time of purchase, an opinion of Mauricio Rosillo Rojas, internal counsel for the Company, addressed to the Underwriters, and dated the Closing Date, with executed copies for each of the Underwriters, and in form and substance satisfactory to the Underwriters.

(d)           You shall have received from Deloitte and Touche Ltda. a letter dated the date of this Agreement, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms satisfactory to the Underwriters, which letters shall cover, without limitation, the certain financial information contained in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(e)           You shall have received from PricewaterhouseCoopers Ltda. letters dated the date of this Agreement and the Closing Date, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms satisfactory to the Underwriters, which letters shall cover, without limitation, the certain financial information contained in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(f)           You shall have received at the time of purchase, the favorable opinion of Cleary Gottlieb Steen & Hamilton LLP, United States counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(g)           You shall have received at the time of purchase, the favorable opinion of Prieto & Carrizosa S.A., Colombian counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(h)           You shall have received from the Company evidence that the Company has provided notice to the Superintendencia Financiera in accordance with the requirements of the Superintendencia Financiera, of the issuance of the Notes at least ten business days in Colombia prior to the Closing Date.

(i)           No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(j)           The Registration Statement and any registration statement required to be filed, prior to the sale of the Notes, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(k)           Prior to and at the time of purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) none of the Pre-Pricing Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading;

(l)           The Company will, at the time of purchase, deliver to you a certificate of its Executive Vice President and its Chief Financial Officer, dated the time of purchase, in the form attached as Exhibit C hereto.

(m)           The Company will deliver to you a certificate of its Vice President of Risk Management and Chief Financial Officer with respect to certain financial information contained in the Prospectus, dated the time of purchase, in the form and substance reasonably satisfactory to the Underwriters.

(n)           The Notes shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Closing Date.

(o)           The Financial Industry Regulatory Authority (the “FINRA”) shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(p)           The Issuer and the Trustee shall have executed and, substantially contemporaneously with the time of purchase, delivered the Indenture and the Notes and the Underwriters shall have received copies thereof.

(q)           No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Colombian or other foreign, United States federal or state governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction or order of any Colombian or other foreign, United States federal or state court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes.

7.            Effective Date of Agreement; Termination.  This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Underwriters if (i) since the Applicable Time there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Disclosure Package or the Prospectus or (ii) since the Applicable Time there shall have occurred:  (A) a suspension or material limitation in trading in securities generally on the NYSE, or the Bolsa de Valores de Colombia (the Colombian Stock Exchange); (B) a suspension or material limitation in trading in the Company’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal, Colombian or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or the Republic of Colombia; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or the Republic of Colombia or a declaration by the United States or the Republic of Colombia of a national emergency or war; (E) a change or development involving a prospective change in Colombian taxes affecting the Company, the Notes or the transfer thereof or the imposition of exchange controls by the Republic of Colombia that may limit or in any way would materially and adversely affect the financial markets or the market for the Notes or materially impair the ability of the Underwriters to purchase, hold or effect resales of the Notes on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus; or (F) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D), (E) or (F), in the sole judgment of the Underwriters, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Disclosure Package or the Prospectus or (iii) since the Applicable Time, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of:  (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Underwriters elect to terminate this Agreement as provided in this Section 6, the Company and each other Underwriter shall be notified promptly in writing.

If (x) this Agreement is terminated pursuant to this Section 7, (y) the Company for any reason fails to tender the Notes for delivery to the Underwriters or (z) the Underwriters decline to purchase the Notes for any reason permitted under this Agreement, the Company shall not be subject to any obligation or liability under this Agreement; provided, however, that the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby to the extent set forth in Section 4(m) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof) or to one another hereunder.

8.           Indemnity and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Act), its directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading.

(b)           Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus or a Permitted Free Writing Prospectus furnished on behalf of the Underwriter under the caption Underwriting in the third sentence of the  third paragraph and the  fourth and  sixth paragraphs (such information being defined as the “Underwriter Information”).

(c)           If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 8, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall, if it so elects, assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party pursuant to subsection (a) or (b) above unless such omission results in the forfeiture by the indemnifying party of substantial rights and defenses and shall not, in any event, relieve such indemnifying party from any obligations to any indemnified party (other than the indemnification obligation provided in paragraph (a) or (b) above).  The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with its written consent such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 8(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)           If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a) and (b) of this Section 8 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Notes.  The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)           The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount equal to the total underwriting discounts and commissions received by such Underwriters.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

(f)           The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Notes.  The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of their officers or directors in connection with the issuance and sale of the Notes, or in connection with the Registration Statement, any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

9.           Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Banc of America Securities LLC, One Bryant Park, New York, NY 10036, Attention:  High Grade Debt Capital Markets Transaction Management/Legal and J.P. Morgan Securities Inc., 383 Madison Avenue, New York, NY 10179, Attention: Latin America Debt Capital Markets, Fax: 212-834-6618, and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Carrera 48 No. 26-85, Medellin, Colombia, Attention:  Legal Department.

10.           Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

11.           Maintenance of Office or Agent for Service of Process.  The Company shall maintain an office or agent for service of process in the Borough of Manhattan, The City of New York, where notices to and demands upon the Company in respect of this Agreement may be served.  Initially this agent will be CT Corporation System, and the Company will agree not to change the designation of such agent without prior notice to the Trustee and designation of a replacement agent in the Borough of Manhattan, The City of New York

12.           Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party.  Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment subject to the exquatur provisions set forth in Section 3(rr) above.  In connection with the submission to the jurisdiction of the aforementioned courts, the Company hereby waives any right to which it may be entitled on account of its place of residence or domicile.  To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

13.           Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 8 hereof the controlling persons, affiliates, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14.           No Fiduciary Relationship.  The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities.  The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect.  The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company.  The Company hereby waives and releases, to the full extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

15.           Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16.           Successors and Assigns.  This Agreement shall be binding upon the Underwriters and the Company and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

17.           Foreign Taxes.  All payments by the Company to the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by the government of the Republic of Colombia or any other jurisdiction from or through which payment is made or deemed to be made, or any political subdivision thereof or therein excluding (i) any such tax imposed by reason of the Underwriters having some present or former connection with any such jurisdiction other than their participation as the Underwriters hereunder, and the receipt of payments hereunder, and (ii) any income or franchise tax on the overall net income of the Underwriters imposed by the United States or by the State of New York or any political subdivision of the United States or of the States of New York (all such non-excluded taxes, “Foreign Taxes”).  If the Company is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall be increased to such amount as is necessary to yield and remit to the Underwriters an amount that, after withholding or deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

18.           Judgment Currency.  The Company agrees to indemnify the Underwriters against any loss incurred by the Underwriters as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Underwriters are able to purchase United States dollars with the amount of the Judgment Currency actually received by the Underwriters.  The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.   The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

19.           Miscellaneous.  BofA is not a bank.  Because BofA is a separately organized entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities.  Securities sold, offered or recommended by BofA are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

JPMSI is not a bank.  Because JPMSI is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities.  Securities sold, offered or recommended by JPMSI are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters.

Very truly yours,

Bancolombia S.A.

By:	/s/ JUAN CARLOS MORA
Name: Juan Carlos Mora
Title: Chief Risk Officer

Signature Page
Underwriting Agreement

Accepted and agreed to as of the date
first above written

Banc of America Securities LLC

By:	/s/ MAXIM VOLKOV
Name: Maxim Volkov
Title: Managing Director

J.P. Morgan Securities Inc.

By:	/s/ GEORGE BAPTISTA
Name: George Baptista
Title: Executive Director

Signature Page
Underwriting Agreement

SCHEDULE A
Underwriter	Principal Amount of Notes to be Purchased
BANC OF AMERICA SECURITIES LLC	US$	310,000,000
J.P. MORGAN SECURITIES INC.	US$	310,000,000

Total	US$	620,000,000

A-1

SCHEDULE B

1.	Permitted Free Writing Prospectuses:

i.	Pricing Term Sheet, dated July 19, 2010

2.	Permitted Free Writing Prospectuses not included in the Disclosure Package:

i.      Electronic Road Show posted on www.netroadshow.com on July 14, 2010.

B-1

SCHEDULE C

Pricing Term Sheet

Issuer Free Writing Prospectus dated July 19, 2010
Relating to Preliminary Prospectus Supplement dated July 13, 2010 to Prospectus dated July 13, 2010
Registration No. 333-168077

Pricing Term Sheet
July 19, 2010
Bancolombia S.A.
US$620,000,000 6.125% Subordinated Notes due 2020

Issuer:	Bancolombia S.A.
Title of Security:	6.125% Subordinated Notes due 2020
Security Type:	SEC Registered
Principal Amount:	US$620,000,000
Maturity Date:	July 26, 2020
Optional Redemption	None
Interest Payment Dates:	Each January 26 and July 26, commencing January 26, 2011
Yield to Maturity:	6.341%
Coupon:	6.125%
Price to Public:	98.418%
Benchmark Treasury:	3.500% due May 15, 2020
Benchmark Treasury Yield:	2.966%
Spread to Benchmark Treasury:	337.5 basis points
Pricing Date	July 19, 2010
Expected Settlement Date:	July 26, 2010 (T+5)
CUSIP Number:	05968LAB8
ISIN Number:	US05968LAB80
Day/Count:	30/360
Minimum Denominations	US$2,000 x US$1,000
Listing:	Issuer has applied to list the notes on the New York Stock Exchange
Ratings:[1]	Baa3 (Moodys) /BB+ (Fitch)
Bookrunners:	Banc of America Securities LLC J.P. Morgan Securities Inc.

1 A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

C-1

A preliminary prospectus supplement of Bancolombia accompanies the free-writing prospectus and is available from the SEC’s website at http://www.sec.gov/Archives/edgar/data/1071371/000095012310065273/0000950123-10-065273-index.htm.

The issuer has filed a registration statement (including a prospectus and prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement, the documents incorporated by reference therein, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it from Banc of America Securities LLC, telephone: 1-800 294 1322, or J.P. Morgan Securities Inc., telephone: 1-866-846 2874

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded.  Such disclaimers were automatically generated as a result of this communication being sent via Bloomberg or another email system.

C-2

EXHIBIT A

OPINION OF SULLIVAN & CROMWELL LLP

July [•], 2010

Banc of America Securities LLC,
One Bryant Park,
New York, New York 10036.

J.P. Morgan Securities Inc.,
383 Madison Avenue,
New York, New York 10179.

Ladies and Gentlemen:

In connection with the several purchases today by you pursuant to the Underwriting Agreement, dated July [•], 2010 (the “Underwriting Agreement”), between Bancolombia S.A., a financial institution incorporated under the laws of the Republic of Colombia as a sociedad anónima (the “Bank”), and you, of U.S. $[•] aggregate principal amount of the Bank’s [•]% Subordinated Notes due 2020 (the “Notes”), issued pursuant to the Indenture, dated as of July [•], 2010 (the “Indenture”), between the Bank and The Bank of New York Mellon, as trustee (“Trustee”) (the Underwriting Agreement, the Indenture and the Notes together the “Opinion Documents”), we, as special United States counsel for the Bank, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.  Upon the basis of such examination, it is our opinion that:

(1)           the Underwriting Agreement has been duly executed and delivered by the Bank.

the Indenture has been duly executed and delivered by the Bank, has been duly qualified under the Trust Indenture Act of 1939 and constitutes a valid and legally binding obligation of the Bank enforceable against it in accordance with its terms.

the Notes have been duly executed, authenticated and delivered and constitute valid and legally binding obligations of the Bank enforceable against it in accordance with their terms.

(4)   All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Bank under the Covered Laws for the execution and delivery by the Bank of the Opinion Documents and the issuance and sale of the Notes by the Bank, have been obtained or made.

Ex. A-1

(5)           The Bank is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus Supplement dated July [•], 2010 under the caption “Use of proceeds” will not be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

(6)   The issuance of the Notes in accordance with the Indenture and the sale of the Notes by the Bank to you pursuant to the Underwriting Agreement do not, and the performance by the Bank of its obligations under the Opinion Documents will not, violate any Covered Laws applicable to the Bank.

(7)   Under the laws of the State of New York relating to submission to personal jurisdiction, the Bank has, pursuant to Section 12 of the Underwriting Agreement and 11.10 of the Indenture, validly and irrevocably submitted to the personal jurisdiction of any court of the State of New York, located in the City and County of New York or the United States District Court for the Southern District of New York, in any suit or proceeding arising out of or relating to the Underwriting Agreement, the Indenture or the transactions contemplated thereby, has validly and irrevocably waived, to the fullest extent it may effectively do so, any objection to the venue of a proceeding in any such court, has, pursuant to Section 11 of the Underwriting Agreement and 11.10 of the Indenture, validly and irrevocably appointed CT Corporation System in New York as its authorized agent for service of process, and service of process effected on such agent in the manner set forth in the Underwriting Agreement and Indenture and otherwise in accordance with applicable law will be effective to confer valid personal jurisdiction over the Bank in any such action, in each case, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and assuming (a) the due authorization, execution and delivery of the Underwriting Agreement by the underwriters named therein and the Indenture by the Trustee and (b) the validity and effectiveness of such actions insofar as the laws of the Republic of Colombia are concerned.

(8)   The execution and delivery by the Company of the Opinion Documents do not, and the performance by the Company of its obligations under the Opinion Documents will not violate the Deposit Agreement between the Bank and Bank of New York Mellon, as Depositary, relating to the American Depositary Shares of the Bank, which agreement is listed as an exhibit to the Bank’s most recent Annual Report on Form 20-F filed with the Securities and Exchange Commission.

We are expressing no opinion in paragraphs (2), (3) and (6) above, insofar as performance by the Company of its obligations under any Opinion Document is concerned, as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.  Also, for purposes of the opinions in paragraphs (4) and (6) above, “Covered Laws” means the federal laws of the United States and the laws of the State of New York (including the published rules or regulations thereunder) that in our experience normally are applicable to general business corporations and transactions such as those contemplated by the Opinion Documents; provided further, that such term does not include Federal or state securities laws, other antifraud laws and fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, antitrust laws or any law that is applicable to the Company, the Opinion Documents or the transactions contemplated thereby solely as part of a regulatory regime applicable to the Bank or its affiliates due to its or their status, business or assets.

Ex. A-2

In connection with our opinion set forth in paragraph (7) above, we assume that any such action will be properly brought in a court having jurisdiction over the subject matter, and we are expressing no opinion with respect to the subject matter jurisdiction of any such court.  Also, we are expressing no opinion as to whether or under what circumstances such a court might decline to accept jurisdiction over such action on the ground that New York is an inconvenient forum. Furthermore, we express no opinion with respect to the provisions of Section 11 of the Underwriting Agreement and 11.10 of the Indenture insofar as it relates to (i) the subject matter jurisdiction of any United States Federal court to adjudicate any controversy, (ii) the jurisdiction of any courts other than the courts of the State of New York and United States Federal courts, (iii) the conclusiveness or enforceability of foreign judgments, or (iv) the waiver of inconvenient forum with respect to proceedings in the United States District Court for the Southern District of New York.

The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.  We have, with your approval, assumed that the Bank has been duly incorporated and is validly existing as a sociedad anónima in good standing under the laws of the Republic of Colombia, and that any document referred to in this opinion and executed by the Bank has been duly authorized, executed and delivered insofar as the laws of the Republic of Colombia are concerned and is valid, binding and enforceable under the laws of the Republic of Colombia. With respect to all matters of Colombian law, we understand that you are relying upon the opinion, dated July [•], 2010, of Gómez-Pinzón Zuleta Abogados S.A. delivered to you pursuant to Section 6(b) of the Underwriting Agreement.

We have also relied as to certain matters upon information obtained from public officials, officers of the Bank and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Notes conform to the specimen thereof examined by us, that the Trustee’s certificates of authentication of the Notes have been manually signed by one of the Trustee’s authorized officers, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

Very truly yours,

Ex. A-3

July [•], 2010

Banc of America Securities LLC,
One Bryant Park,
New York, New York 10036.

J.P. Morgan Securities Inc.,
383 Madison Avenue,
New York, New York 10179.

Ladies and Gentlemen:

[This is with reference to the registration under the Securities Act of 1933 (the “Securities Act”) and offering of $[•] aggregate principal amount of [•]% Subordinated Debt Securities due 2020 (the “Notes”) of Bancolombia S.A., a financial institution incorporated under the laws of the Republic of Colombia as a sociedad anónima (the “Bank”).

The Registration Statement relating to the Notes (File No. [•]) was filed on Form F-3 in accordance with procedures of the Securities and Exchange Commission (“Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution.  The Notes have been offered by the Prospectus, dated July [•], 2010 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated July [•], 2010 (the “Prospectus Supplement”), which updates or supplements certain information contained in the Basic Prospectus.  The Basic Prospectus, as supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Bank’s business and affairs since, pursuant to Form F-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.

As special United States counsel to the Bank, we reviewed the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the documents listed in Schedule A (those listed documents, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package”) and participated in discussions with your representatives, your United States and Colombian counsel and representatives of the Bank, its accountants and its Colombian counsel.  In addition, we reviewed opinions addressed to you from the Bank’s Colombian counsel regarding certain portions of the Basic Prospectus, the Prospectus Supplement and the Pricing Disclosure Package. Between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with your representatives, your United States and Colombian counsel and representatives of the Bank, its accountants and its Colombian counsel, concerning certain matters relating to the Bank and reviewed certificates of certain officers of the Bank, letters addressed to you from the Bank’s accountants and opinions addressed to you from the Bank’s Colombian counsel.

Ex. A-4

On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form F-3 and the character of prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we confirm to you that, in our opinion, the Registration Statement, as of the date of the Prospectus Supplement, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Notes, to the requirements of the Securities Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Commission thereunder.  Also, we confirm to you that the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the Pricing Disclosure Package under the caption “Description of Debt Securities” in the Basic Prospectus and under the captions “Description of the notes” and  “Underwriting” in the Prospectus Supplement, in each case insofar as they relate to provisions of the Notes the Indenture under which the Notes are being issued and the underwriting agreement between you and the company regarding the purchase and sale of the Notes, and the statements contained under the caption “United States Taxation” in the Prospectus Supplement, insofar as such statements relate to provisions of United States federal income tax law, constitute a fair and accurate summary of such provisions in all material respects.  Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Notes,

(a)        the Registration Statement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b)        the Pricing Disclosure Package, as of [•]p.m. on July [•], 2010, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)        the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of this paragraph has caused us to believe that the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We confirm to you that, based solely upon a telephonic confirmation from a representative of the Commission on the date hereof, the Registration Statement is effective under the Securities Act and no stop order had been issued as of the time of such telephone conversation.  In addition, we do not know of any litigation or any governmental proceeding instituted or threatened against the Company that would be required to be disclosed in the Basic Prospectus, as supplemented by the Prospectus Supplements, and is not so disclosed.  Also, we do not know of any documents that are required to be filed as exhibits to the Registration Statements and are not so filed.

Ex. A-5

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, except to the extent specifically noted in the second sentence of the second preceding paragraph. Also, we do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, as to the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditors’ attestation report thereon, each as included in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, or the Pricing Disclosure Package, or as to the statement of the eligibility of the Trustee under the Indenture under which the Notes are being issued.

This letter is furnished by us, as special United States counsel to the Bank, to the Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person.  This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Notes and may not be used in furtherance of any offer or sale of the Notes.]

Very truly yours,

Ex. A-6

Schedule A

1) Preliminary Prospectus Supplement dated July 13, 2010; and

2) Final term-sheet dated July 19, 2010.

Ex. A-7

EXHIBIT B

OPINION OF GOMEZ PINZON ZULETA ABOGADOS1

July ___, 2010

GPZ-____-10

Bank of America Securities LLC
One Bryant Park
New York, NY 10036

J.P. Morgan Securities Inc.,
383 Madison Avenue
New York, NY 10179
United States of America

Ladies and Gentlemen:

[We have acted as special Colombian counsel to Bancolombia S.A., a Colombian financial institution organized and existing as a sociedad anónima under the laws of the Republic of Colombia (the “Company”), in connection with the Company’s offering of U.S. $[●] [●]% subordinated notes due 2020 (the “Notes”) issued pursuant to the Indenture dated ______, between the Company and the Bank of New York Mellon, as trustee (the “Trustee”).

This opinion is delivered to you pursuant to Section 6(b) of the Underwriting Agreement (the “Underwriting Agreement”) entered into by the Company with you as underwriters (collectively, the “Underwriters”), dated ______, 2010.

In stating our opinion, we have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents submitted to us as originals and the conformity to original or certified copies, of all copies submitted to us as certified or reproduction copies. We have also assumed, for the purposes of the opinions expressed herein, that each of the parties to the Underwriting Agreement and the Indenture, other than the Company, has the corporate power and authority to enter into and perform each of the Underwriting Agreement and the Indenture and that the Underwriting Agreement and the Indenture have been duly authorized, executed and delivered by such party. Also, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

Based upon the foregoing, we are of the opinion that:

1 NTD:  Comments to follow

Ex. B-1

(i)            The Company has been duly incorporated and is validly existing as a sociedad anónima under the laws of the Republic of Colombia, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the preliminary prospectus supplement of the Company, dated [●], 2010, relating to the Notes (including the base prospectus attached thereto and the documents incorporated by reference therein, the “Pre-Pricing Prospectus”), the Prospectus and the Disclosure Package (including any Permitted Free Writing Prospectuses attached hereto as Annex A) to execute and deliver the Underwriting Agreement and to perform its obligations thereunder, including, without limitation, to issue, sell and deliver the Notes as contemplated by the Underwriting Agreement.

(ii)           The Company is duly qualified to do business as a foreign corporation in each jurisdiction where the ownership or leasing of its respective properties or the conduct of its businesses requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

(iii)          The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(iv)          The Notes have been duly and validly authorized and executed and, assuming the due authentication of the Notes by the Trustee and assuming that the Notes constitute valid and legally binding obligations under the laws of the State of New York, upon authentication by the Trustee and delivery by the Company against payment therefor by the Underwriters in accordance with the terms of the Underwriting Agreement and the Indenture, the Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.

(v)           The Notes qualify as Tier Two Capital pursuant to the relevant Colombian laws.

(vi)          The Indenture has been duly and validly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee and assuming that the Indenture constitutes valid and legally binding obligations under the laws of the State of New York, the Indenture is a legally binding and valid obligation of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.

(vii)         No approval, authorization, consent or order under any laws of Colombia or approval, authorization, consent of or filing with any Colombian governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance by the Company of the Underwriting Agreement, the Indenture and the Notes or with the consummation by the Company of the transactions contemplated by the Underwriting Agreement.

(viii)        The execution, delivery and performance of the Underwriting Agreement and the Indenture by the Company, the issuance and sale of the Notes, the consummation of the transactions contemplated by the Underwriting Agreement and the application of the proceeds thereof as described in the Prospectus Supplement under the heading “Use of Proceeds” do not and will not result in any breach or violation of or constitute a default under, nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness or a person acting on such holder’s behalf, the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company pursuant to: (i) the charter or bylaws of the Company, or (ii) Colombian laws, or (iii) any decree, judgment or order applicable to the Company or any of its respective properties, which decree, judgment or order is known by us.

Ex. B-2

(ix)           To our knowledge, (i) the Company is not a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance, of the Underwriting Agreement; and (ii) there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of its directors or officers is or would be a party or to which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus but are not so described as required.

(x)            The statements in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus under the headings “Enforcement of civil liabilities against foreign persons,” “Summary – the Offering,” “Risk factors,” “Colombian banking regulations,” “Description of the Notes,” and “Tax Considerations – Colombian Tax Considerations,” in each case insofar as such statements constitute summaries of Colombian legal matters or documents referred to therein, fairly summarize the information purported to be shown.

(xi)           Subject to the qualifications set forth below, the choice of law of the State of New York as the governing law of the Underwriting Agreement, the Indenture and the Notes is a valid choice of law under the laws of Colombia, and the courts of Colombia will honor this choice of law.  The irrevocable submission of the Company to the jurisdiction of the courts specified in the Underwriting Agreement, the Indenture and the Notes, the waiver by the Company of any objection to the venue of such specified courts, and the appointment of CT Corporation System as the agent for service of process in any suit or proceeding based on or arising under each of the Underwriting Agreement, the Indenture and the Notes in any federal or state court in the State of New York, is valid and enforceable under Colombian law and would be recognized by the courts of Colombia. A final and conclusive judgment (not subject to appeal) of the courts of the State of New York for the payment of money rendered against the Company in respect of the Underwriting Agreement, the Indenture and the Notes, would be recognized by the courts of Colombia.

(xii)          The Company and its respective assets are subject to suit in Colombia and neither the Company nor its assets have any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding in Colombia.

(xiii)         No Colombian stamp, registration, documentary or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes or duties are payable by or on behalf of the Underwriters to Colombia or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Notes to the Underwriters or the sale and delivery by the Underwriters of the Notes as contemplated in the Underwriting Agreement.

(xiv)        Except as set forth, and subject to the conditions provided in the Disclosure Package, and provided that the holders of the Notes are not Colombian residents for tax purposes, there is no tax, impost, deduction, or withholding imposed by Colombia or by any political subdivision or taxing authority thereof or therein on any payment to be made by the Company pursuant to the Notes.

Ex. B-3

(xv)          It is not necessary under the laws of Colombia, in order to enable the Underwriters, the Trustee or the holders of the Notes, to enforce any of their rights under the Underwriting Agreement, the Indenture or the Notes, that the Underwriters, the Trustee or the holders of the Notes, should be licensed, qualified or entitled to carry on business in Colombia.

(xvi)         Assuming that each of the Underwriting Agreement, the Indenture and the Notes are executed and delivered outside of Colombia, none of the Underwriters, the Trustee or the holders of the Notes will be deemed residents or subject to taxation in Colombia, by virtue solely of the execution or performance of the Underwriting Agreement, the Indenture or the Notes, assuming that none of such persons is domiciled or a resident of Colombia for tax purposes.

This opinion is subject to the following qualifications.

(i)    Under the laws of Colombia, the choice of the law of the State of New York as governing law would be recognized subject to the proof of the provisions of the applicable law of the State of New York in the manner provided for in such proceedings in Colombia. In any proceeding in Colombia to enforce a document subject to the law of the State of New York, the court would interpret the provisions of such document by reference to law of the State of New York provided that the provisions of law of the State of New York do not violate the public order Laws of Colombia.

(ii)   The courts of Colombia would give effect to and enforce a final judgment rendered by any court of the State of New York or any courts outside of Colombia through a procedural system provided for under Colombian law known as “exequatur”, subject to the provisions of Article 693 of the Colombian Code of Civil Procedure which requires that there be reciprocity in the recognition of foreign judgments between the courts of the relevant jurisdiction and the courts of Colombia and subject to compliance with provisions of Article 694 of the Colombian Code of Civil Procedure. The pertinent provisions of such articles as they would affect a judgment obtained in a foreign court are as follows: (a) the foreign judgment presented in Colombia for enforcement does not conflict with public order laws of Colombia, other than Laws governing procedure; (b) the foreign judgment, in accordance with the laws of the country where it was rendered, is final and a duly certified and authenticated copy has been presented to the court in Colombia; (c) no proceedings are pending in Colombia with respect to the same cause of action and no final judgment has been awarded in Colombia in any proceeding on the same subject matter and between the same parties; (d) in the proceedings commenced in the foreign court which issued the judgment, the defendant was served process in accordance with the law of such jurisdiction and in a manner reasonably designed to give an opportunity to the defendant for the defense of the action; and (e) the judgment obtained in a foreign court will not adjudicate property rights (in rem rights) over assets located in Colombia at the time of commencement of the proceeding pursuant to which such judgment was obtained. Proceedings for execution of a money judgment by attachment or execution against any assets or property located in Colombia would be within the exclusive jurisdiction of Colombian courts. Bankruptcy proceedings, composition, liquidation, creditor’s arrangements proceedings, annulment of corporate resolutions, repossession, and proceedings in connection with “in rem” actions over assets located in Colombia would also be within the exclusive jurisdiction of Colombian courts.

Ex. B-4

(iii)  The United States and Colombia do not have any bilateral treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters, but the Supreme Court of Colombia has accepted that reciprocity exists when it has been proven either that a United States court has enforced a Colombian judgment or that a United States court would enforce a foreign judgment including a judgment issued by a Colombian court.

(iv)  The enforcement of the Underwriting Agreement, the Indenture and the Notes may be limited: (a) by applicable laws relating to the enforcement of creditors’ rights generally, and any proceeding for enforcement in Colombia would be subject to the applicable limitation on actions by prescription, limiting the period for commencement for actions in Colombia; (b) articles 823 of the Colombian Code of Commerce and 260 of the Colombian Code of Civil Procedure pursuant to which any proceeding in Colombia requires that a translation into Spanish be the basis for enforcement, in any event of a disagreement over the meaning of the translation, the official Spanish translation will govern rather than the original English text for purposes of such proceeding; (c) applicable laws pursuant to which indemnification provisions are not enforceable if there has been gross negligence or willful misconduct from the indemnified party; and (d) in any proceeding filed, commenced or brought to a court in Colombia, service of notice to the parties will be made in accordance with the provisions of the Colombian Code of Civil Procedure and contractual provisions regarding service of process will not be enforceable.

(v)   Furthermore, we express no opinion as to whether a court in any proceeding in Colombia would give effect to certain provisions that may be limited by: (i) applicable procedural rules that do not allow waivers of immunity and service of process by private companies within Colombia and pursuant to which any immunity from proceedings (jurisdiction, execution or attachment) which might in the future be available under Colombian law may not be validly waived in advance; and (ii) the unavailability under Colombian law of equitable remedies or injunctive relief, except for fundamental constitutional rights.

We are licensed to practice law in Colombia and we do not hold ourselves out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than those of Colombia. In particular, to the extent that New York or United States Federal law is relevant to this opinion, we have relied, without any independent investigation, on the opinion of Sullivan & Cromwell LLP, special U.S. legal counsel to the Company, delivered to you pursuant to Section 6(a) of the Underwriting Agreement, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Sullivan & Cromwell LLP. This opinion is limited to matters of Colombian law.

We are furnishing this letter to you solely for your benefit in connection with the offering of the Notes. This opinion is solely for your benefit and may not be relied upon in any manner or any purpose by any other person.]

Very truly yours,

GÓMEZ-PINZÓN, ZULETA ABOGADOS S.A.

Ex. B-5

July ___, 2010

GPZ-____-10

Bank of America Securities LLC
One Bryant Park
New York, NY 10036

J.P. Morgan Securities Inc.,
383 Madison Avenue
New York, NY 10179
United States of America

Ladies and Gentlemen:

[This is with reference to the registration under the Securities Act of 1933 (the “Securities Act”) and offering of offering of U.S. $[●] [●]% subordinated notes due 2020 (the “Notes”) issued pursuant to the Indenture dated ______, between the Company and the Bank of New York Mellon, as trustee (the “Trustee”), by Bancolombia S.A., a Colombian financial institution organized and existing as a sociedad anónima under the laws of the Republic of Colombia (the “Company”). The Notes have been offered by the Prospectus, dated ______, 2010 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated _____, 2010 (the “Prospectus Supplement”), which updates or supplements certain information contained in the Basic Prospectus.

As special Colombian counsel of the Company, we reviewed the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the documents listed in Annex A (those listed documents, taken together with the Basic Prospectus, and the Prospectus Supplement being referred to herein as the “Disclosure Package”).

This letter is delivered to you pursuant to Section 6(b) of the Underwriting Agreement (the “Underwriting Agreement”) entered into by the Company with you as underwriters (collectively, the “Underwriters”), dated ______, 2010.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial or accounting information, and because many determinations involved in the preparation of the Disclosure Package are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Package, except with respect to the statements in the Basic Prospectus and the Prospectus Supplement under the headings “Enforcement of civil liabilities against foreign persons,” “Summary – Recent developments,” “Risk factors,” “Colombian banking regulations,” “Tax considerations – Colombian Tax Considerations,” in each case insofar as such statements constitute summaries of Colombian legal matters or documents referred to therein.

Ex. B-6

In the course of our acting as Colombian counsel to the Company, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Disclosure Package were discussed and, although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Package (except as stated in the paragraph above), on the basis of the foregoing, nothing has come to our attention that causes us to believe that (i) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, as of the Applicable Time (as defined below), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no opinion with respect to the financial statements and schedules, and other financial data derived therefrom, included in the Registration Statement, or the Disclosure Package).

As used herein, “Applicable Time” means [●], New York City time, on [●], 2010.

We are furnishing this letter to you solely for your benefit in connection with the offering of the Notes. This letter is solely for your benefit and may not be relied upon in any manner or any purpose by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.]

Very truly yours,

GÓMEZ-PINZÓN ABOGADOS

Ex. B-7

Annex A

Preliminary Prospectus Supplement dated ____, 2010;

Free Writing Prospectus dated ____, 2010; and

Free Writing Prospectus dated ___, 2010.

Ex. B-8

EXHIBIT C

OFFICERS’ CERTIFICATE

Each of the undersigned, [•], an Executive Vice President of Bancolombia S.A., a Colombian banking institution, incorporated under the laws of the Republic of Colombia as a sociedad anónima (the “Company”), and [•], the Chief Financial Officer of the Company, on behalf of the Company, does hereby certify pursuant to Section 6(l) of that certain Underwriting Agreement dated July [•], 2010 (the “Underwriting Agreement”) among the Company and Banc of America Securities LLC and J.P. Morgan Securities Inc., on behalf of the several Underwriters named therein, that as of July [•], 2010:

1.	The undersigned has reviewed the Registration Statement, each Pre-Pricing Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2.	The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4.	The conditions set forth in paragraph (k) of Section 6 of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

In Witness Whereof, the undersigned have hereunto set their hands on this  [•] of July 2010.

Name:	[•]
Title:	Executive Vice President

Name:	[•]
Title:	Chief Financial Officer